Exhibit 5.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

March 1, 2006

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760

Ladies and Gentlemen:

We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of Galaxy Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Guidant Corporation, an Indiana corporation (“Guidant”), pursuant to the Agreement and Plan of Merger, dated as of January 25, 2006, among the Company, Merger Sub and Guidant (the “Merger Agreement”), and in connection with the preparation and filing of the registration statement on Form S-4 (File No. 333-131608) (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 600,871,833 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) to be issued in the Merger.

In furnishing this opinion, we have reviewed originals or copies of the Merger Agreement, the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e) The Merger Agreement constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

We have not independently established the validity of the foregoing assumptions.  Our opinion set forth is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that:  when (i) the Registration Statement has become effective under the Securities Act, (ii) the Company’s stockholders have voted to (A) adopt the Certificate of Amendment to the Company’s Second Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Company Common Stock from 1,200,000,000 to 2,000,000,000 (substantially in the form as filed as Exhibit 3.2 to the Registration Statement, the “Amendment”) and (B) approve the issuance of the Shares to the shareholders of Guidant pursuant to the terms of the Merger Agreement, (iii) the Amendment has been duly filed with the Secretary of State of the State of Delaware, (iv) the Shares have been duly issued and delivered pursuant to the Merger Agreement, and (v) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the recipient’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name in the joint proxy statement/prospectus included in the Registration Statement under the caption “Legal Matters”.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Shearman & Sterling LLP